SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2014

BANC OF CALIFORNIA, INC.
(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 236-5211

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Boards of Directors of Banc of California, Inc. (the “Company”) and Banc of California, National Association, the wholly owned subsidiary of the Company (the “Bank”), have appointed Ronald J. Nicolas, who currently serves, and will continue to serve, as the Chief Financial Officer of the Company, as Chief Financial Officer of the Bank, and Nathan Duda, who currently serves as Senior Vice President of Finance of the Bank, as Chief Accounting Officer of the Company.  These appointments will take effect on March 18, 2014.

The appointments follow the resignations submitted on March 3, 2014, and effective on March 18, 2014, by Lonny D. Robinson as Principal Accounting Officer of the Company and as Executive Vice President and Chief Financial Officer of the Bank. There were no disagreements between the Company and Mr. Robinson on accounting matters.

Steven Sugarman, Chief Executive Officer of the Company and the Bank stated: “We have valued Lonny’s service and contributions to the Company and his role in integrating our banking subsidiaries into a single national bank.  I wish Lonny well in the future.  Ron Nicolas and Nathan Duda have proven themselves as key leaders throughout our entire Company.  Today’s announcement is another step in our process of streamlining and integrating our organization.”

Mr. Duda, age 35, is a CPA and served as a Group Controller with Union Bank before joining the Bank in 2013. Prior thereto, Mr. Duda served as Corporate Controller with Santa Barbara Bank & Trust from 2011 to 2012, as Corporate Controller with One West Bank from 2009 to 2011, as Chief Financial Officer and Corporate Controller with Affinity Bank from 2008 to 2009, and as Manager with KPMG from 2002 to 2008.

Item 8.01 Other Events

The Company will be hosting a conference call at 8:00 a.m. PST (11:00 a.m. EST) on March 13, 2014 to discuss its operating results for the three and twelve months ended December 31, 2013. A copy of presentation materials for discussion on the conference call will be provided in advance of the conference call.  The dial in number for the conference call will be 1 (888) 339-2688, Passcode 11634944.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

Date: March 7, 2014	By:	/s/ Richard Herrin
Richard Herrin
Executive Vice President, Chief Administrative Officer and Corporate Secretary